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                                                                     Exhibit 8.1

                                                                           DRAFT

                        [LETTERHEAD OF MCGUIREWOODS LLP]



                               September __, 2003

TEAM America, Inc.
100 E. Campus View Blvd.
Suite 170
Columbus, Ohio 43235

Ladies and Gentlemen:

     We are acting as special tax counsel to TEAM America, Inc., an Ohio corporation ("TEAM"), in connection with the transaction contemplated by the Merger Agreement dated as of June 12, 2003 (the "Merger Agreement"), by and among TEAM, Beaker Acquisition Co., Inc., a Delaware corporation and a wholly-owned, first-tier subsidiary of TEAM ("Merger Sub"), and Vsource, Inc., a Delaware corporation ("Vsource"). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Merger Agreement.

     In this capacity, we have participated in the preparation and filing of a registration statement on Form S-4 pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Registration Statement"), including the Joint Proxy Statement/Prospectus of TEAM and Vsource (the "Proxy Statement").

     In rendering this opinion, we have examined the Merger Agreement, the Registration Statement, the Proxy Statement, the representation letters of TEAM and Vsource, both dated September __, 2003, which have been delivered to us for purposes of this opinion (the "Officers' Certificates"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed with your consent that
(i) the merger of Merger Sub with and into Vsource (the "Merger") will be consummated in accordance with the provisions of the Merger Agreement and in the manner contemplated in the Proxy Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof), and none of the terms or conditions contained therein have been or will be modified in any respect relevant to this opinion, (ii) the statements, representations, and warranties concerning the Merger set forth in the Proxy Statement and the other documents referred to herein are and, as of the effective time of the Merger, will be, true, accurate, and complete, (iii) the representations and other statements set forth in each of the Officers' Certificates are and, as of the effective time of the Merger, will be, true, accurate, and complete, (iv) any representation or other statement in the

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TEAM America, Inc.
September __, 2003
Page 2

Officers' Certificates or the other documents referred to herein made "to the best of the knowledge" or similarly qualified is and, at the effective time of the Merger, will be, in each case, true, correct, and complete as if made without such qualification, (v) no actions have been (or will be) taken that are inconsistent with any representations, warranties, covenants or other statements contained in the Officers' Certificates or the other documents referred to herein, (vi) the Merger Agreement constitutes the legal, valid and binding obligation of the parties thereto, and it is enforceable against each such party in accordance with its terms, and (vii) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be, by the effective time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     With your permission, we have relied upon the documents referred to herein, and we have not undertaken any independent investigation or verification of any factual matters relevant hereto. Accordingly, our opinion does not take into account any matters that might have been disclosed by independent investigation or verification. In the course of preparing our opinion, nothing has come to our attention that would lead us to believe that any of the facts, representations or other information on which we have relied in rendering our opinion is incorrect.

     Based on the foregoing, and subject to the assumptions, exceptions, limitations, and qualifications set forth herein, it is our opinion that for U.S. federal income tax purposes the Merger will qualify as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that each of TEAM and Vsource will be a party to such reorganization within the meaning of Section 368(b) of the Code.

     We express no opinion concerning any tax consequences of the Merger other than those specifically set forth herein. No other opinion is expressed as to the U.S. federal income tax consequences of the transactions described in the Registration Statement, the Proxy Statement, or the Merger Agreement (or in any documents referenced therein), and no opinion is expressed as to the foreign, state or local tax consequences of any such transaction.

     This opinion is based on current provisions of the Code and Treasury Regulations promulgated thereunder, pertinent judicial authorities, published rulings and other administrative pronouncements of the Internal Revenue Service, and such other authorities as we have considered relevant. As such, this opinion expresses our view only as to U.S. federal income tax laws in effect as of the date hereof. You should note that the authorities on which we rely are subject to change at any time and, in certain circumstances, with retroactive effect.

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TEAM America, Inc.
September __, 2003
Page 3

     Any change in applicable laws or the facts or circumstances surrounding the Merger, or any difference or inaccuracy in the factual statements, representations, or warranties on which we have relied, including those contained in the Merger Agreement, the Registration Statement, the Proxy Statement, or the Officers' Certificates, may affect the validity of the opinion set forth herein. Nevertheless, by rendering this opinion, we undertake no responsibility to supplement or revise our opinion to reflect any changes (including changes that could have retroactive effect) (i) in U.S. federal income tax laws or the application or interpretation thereof, or (ii) in the accuracy or correctness or any document, corporate record, representation, warranty, covenant or other statement on which our opinion is based.

     This opinion represents our best legal judgment as to the matter addressed herein, but it is not binding on the Internal Revenue Service or the courts. Accordingly, there can be no assurance, and none is therefore given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion, if contested, would be sustained by the courts if challenged by the Internal Revenue Service.

     This opinion has been rendered at your request, is solely for your benefit in connection with the Merger and may not be relied upon by you in any other manner or by any other person and may not be furnished to any other person without our prior written approval. Notwithstanding anything in the preceding sentence to the contrary, you (and each of your employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Merger and all materials of any kind (including this and any other opinions or other tax analyses) that we have provided to you relating to such tax treatment and tax structure, provided, however, that this authorization of disclosure shall not apply to restrictions reasonably necessary to comply with securities laws.

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement on Form S-4 (Registration No. 333-106995) and to the reference to our firm name under the heading "Material U.S. Federal Income Tax Consequences of the Merger" in the Proxy Statement which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,